Jayhawk Capital Management, L.L.C.
____________________

CODE OF ETHICS

(Amended and Restated
October 2006)

Michael D. Schmitz, Chief Compliance Officer
Jayhawk Capital Management, L.L.C.
8201 Mission Road, Suite 110
Prairie Village, KS 66208
Telephone: 913-642-2611
Facsimile: 913-642-8611
E-mail:mike.schmitz@jayhawkcapital.com

10-06

# 208748 v. 2

Code of Ethics

TABLE OF CONTENTS

I.
Purpose of Code...1

II.
Why Do We Have a Code of Ethics?...1

III.
Does the Code of Ethics Apply to You?...1

A.
Investment Persons...2

B.
Access Persons...2

C.
Non-Access Persons...2

IV.
Restrictions on Personal Investing Activities...2

A.
Pre-clearance of Personal Securities Transactions...............................................................................................................................................................................................2

B.
Additional Restrictions...3

1.
Initial Public Offerings and Limited Offerings.......................................................................................................................................................................................3

2.
Short-Term Trading Profits...3

C.
Blackout Period...3

V.
Reporting Requirements...3

A.
Initial Disclosure of Personal Securities Holdings................................................................................................................................................................................................3

B.
Quarterly Report of Securities Transactions...4

C.
Annual Report of Securities Holdings...5

D.
Duplicate Confirmations and Account Statements..............................................................................................................................................................................................5

VI.
Can there be any exceptions to the restrictions?...5

VII.
Confidential Information...6

VIII.
Fiduciary Relationship...6

IX.
Conflicts of Interest...6

X.
General Outside Activities...7

XI.
Do you have to report violations of the Code of Ethics?....................................................................................................................................................................................................7

XII.
What happens if you violate the rules in the Code of Ethics?...........................................................................................................................................................................................7

XIII.
Annual Certification of Compliance with the Code...8

XIV.
Approval of Code of Ethics...

APPENDIX 1: DEFINITIONS...9

1.
“Beneficial Ownership” See “Appendix 2: What is Beneficial Ownership?”...................................................................................................................................................9

2.
“Code-Exempt Security”...9

3.
"Initial Public Offering"...9

4.
"Limited Offering"...9

5.
"Security"...10

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APPENDIX 2: WHAT IS “BENEFICIAL OWNERSHIP”?...11

1.
Are securities held by family members “beneficially owned” by me?.............................................................................................................................................................11

2.
Are securities held by a company I own also “beneficially owned” by me?..................................................................................................................................................11

3.
Are securities held in trust“beneficially owned” by me?..................................................................................................................................................................................11

4.
Are securities in pension or retirement plans “beneficially owned” by me?..................................................................................................................................................12

5.
Examples of Beneficial Ownership...12

SCHEDULE A: AFFILIATED FUNDS...13

EXHIBIT A: SECURITIES TRADING REQUEST AND AUTHORIZATION FORM....................................................................................................................................................................14

EXHIBIT B: INITIAL CODE OF ETHICS REPORT...15

EXHIBIT C: QUARTERLY SECURITIES REPORTING FORM...16

EXHIBIT D: ANNUAL CODE OF ETHICS CERTIFICATION...17

ii

Jayhawk Capital Management, L.L.C.

Code of Ethics

Terms which are in bold italics in the text are defined in Appendix 1.

I.	Purpose of Code

The Code of Ethics establishes rules that govern personal investment activities of the officers, owners, employees (and certain contractors) of Jayhawk Capital Management, L.L.C. (“JCM”). It governs investment activities relating to the registered investment companies and pooled investment vehicles JCM manages listed on Schedule A to this Code of Ethics (the “Funds” or “Clients”). The Chief Compliance Officer of JCM, Michael D. Schmitz, or his successor, administers this Code of Ethics.

II.	Why Do We Have a Code of Ethics?

A.    We want to protect our Clients

We have a duty to place the interests of Clients first and to avoid even the appearance of a conflict of interest. By doing so, we earn and keep the trust of Clients. We must conduct ourselves and our personal securities transactions in a manner that does not create a conflict of interest with the Clients, a perceived conflict of interest, or take unfair advantage of our relationship with our Clients.

B.    Federal law requires that we have a Code of Ethics

The Investment Company Act of 1940 and the Investment Advisers Act of 1940 require that we have in place safeguards to prevent behavior and activities that might disadvantage our Clients and violate the federal securities laws. These safeguards are embodied in this Code of Ethics.1  Rules 204-2 and 204A-1 under the Investment Advisers Act of 1940 serve as a basis for much of what is contained in this Code of Ethics.

III.	Does the Code of Ethics Apply to You?

Yes! All officers, owners, employees and certain contractor personnel of JCM must observe the principles contained in the Code of Ethics. Any officer, owner, employee, or contractor of JCM who is already subject to a substantially similar Code of Ethics determined by the Chief Compliance Officer because of their association with a separate company, may be exempt from this Code of Ethics. There are different categories of restrictions on personal investing activities; the category in which you have been placed generally depends on your job function, although unique circumstances may prompt us to place you in a different category.

    ______________________

Rules 204-2 and 204A-1 under the Investment Advisers Act of 1940 serve as a basis for much of what is contained in this Code of Ethics.

Code of Ethics

Due to the size of JCM and the accessibility to proprietary and corporate information, all employees (and certain contractor personnel) of JCM upon hiring are considered to be either an Access or Investment Person. Please contact the Chief Compliance Officer if you have any questions as to your designation.

The range of categories is as follows:

Fewest Restrictions Most Restrictions
Non-Access Person Access Person Investment Person

The standard profile for each of the categories is described below:

A.	Investment Persons

Investment Persons are those employees entrusted with direct responsibility and authority to make investment decisions affecting one or more Clients, financial analysts, investment analysts, traders and other employees who provide information or advice to a portfolio management team or who help execute the portfolio management team's decisions.

B.	Access Persons

You are an Access Person if you are an officer or owner of JCM. You are also considered to be an Access Person if you are an officer, employee or contractor of JCM (or of any company in a control relationship to JCM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of securities for Client portfolios, or whose functions relate to the making of any recommendations with respect to such purchases or sales of securities for Client portfolios. Furthermore, any natural person in a control relationship to JCM who obtains information concerning recommendations made to a Client with regard to the purchase or sale of securities for Client portfolios, is also an Access Person.

For the purposes of JCM, all JCM employees are deemed to be Access Persons.

C.	Non-Access Persons

If you receive this Code and are not an officer, owner, or employee of JCM AND you do not fit into any of the above categories, you are a Non-Access Person. Non-Access Persons normally do not receive confidential information about Clients’ portfolios so, unless you do receive such confidential information, you are subject to the Code but not subject to the reporting, pre-clearance or blackout periods.

IV.	Restrictions on Personal Investing Activities

A.	Pre-clearance of Personal Securities Transactions

Before either of the following things happen:
à	the purchase or sale of a security for your own account; OR
à	the purchase or sale of a security for an account for which you are a direct or indirect beneficial owner.

Code of Ethics

A security subject to these requirements is defined in Appendix 1. Code-exempt securities, as defined in Appendix 1, are exempt from this Code of Ethics.

You must follow the following pre-clearance procedures:2   The Chief Compliance Office may change the policies and procedures of this required preclearance at any time as deemed necessary in his sole discretion to adhere to the intent and purpose of the Code of Ethics.

1. Complete and submit Securities Trading Request and Authorization Form, found in Exhibit A, to the Chief Compliance Officer. In the event that the Chief Compliance Officer is absent, trades must be pre-cleared with a senior portfolio manager.
3. If you receive pre-clearance for the transaction you have 3 business days to execute your transaction. Otherwise, if you do not complete the transaction, you must seek pre-approval again. The counting of business days includes the day of request if submitted and approved prior to close of the markets.

All securities listed on the submitted Securities Trading Request and Authorization Form are reviewed with a portfolio manager to determine whether JCM clients own the security and whether JCM clients are trading or considering trading in the security. If the security is being traded or if trades are being considered, the request will be denied. The request may be resubmitted at a later date.

B.	Additional Restrictions

1.	Initial Public Offerings and Limited Offerings

You must obtain approval from the Chief Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities issued in an initial public offering or in a limited offering.

2.	Short-Term Trading Profits

Unless an exception is granted by the Chief Compliance Officer, you may not profit from any purchase and sale, or sale and purchase, of the same or equivalent securities within sixty (60) calendar days.

C.	Blackout Period

If you are an Access or Investment Person, you may not purchase or sell a security within seven (7) days before and after Clients execute a trade in that security.

V.	Reporting Requirements

A.	Initial Disclosure of Personal Securities Holdings

No later than 10 days after becoming an Access or Investment Person, you must report all securities holdings to the Chief Compliance Officer. The report must include all securities directly or indirectly beneficially owned by you. See Appendix 2 for the definition of beneficial ownership. Additionally, the report must include the title and type of the security, and as applicable, the exchange ticker symbol or CUSIP number, the number of shares held, the principal amount of the security, and the date the report was submitted. The name of any broker, dealer or bank with whom the Access or Investment Person maintained an account in which any securities are held must also be reported as of the date the person became an Access or Investment Person. The portfolio holding information must be current as of a date no more than 45 days prior to the person becoming an Access or Investment Person.

           _____________________________

2  The Chief Compliance Office may change the policies and procedures of this required preclearance at any time as deemed necessary in his sole discretion to adhere to the intent and purpose of the Code of Ethics.

Code of Ethics

This report must be accompanied by the Initial Code of Ethics Report, See Exhibit B.

B.	Quarterly Report of Securities Transactions

Each quarter you must report the purchase or sale of a security in which you have any direct or indirect beneficial ownership, if not previously reported. Again, Appendix 2 defines the beneficial ownership you must report.

You must file your quarterly transaction reports no later than 30 days after the end of each calendar quarter. Additionally, you will be asked to certify that all securities transactions for each calendar year quarter have been reported and the report must be submitted no later than 30 days after the end of each quarter. Use the Quarterly Securities Reporting Form attached as Exhibit C.

Quarterly transaction reports must provide the following information about each transaction:

à
The date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the description and number of shares, and the principal amount of each security involved;

à	The nature of the transaction (i.e., a purchase, sale or any other type of acquisition or disposition);

à	The transaction price;

à	The name of the broker, dealer or bank through whom the transaction was effected;

à	The date you submit the report.

The following items are exempt from these requirements on quarterly reporting of securities transactions:

•
Transactions effected pursuant to an automatic investment plan. Automatic investment plan means a program in which regular periodic purchases or withdrawals are made automatically in investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. However, any transaction that overrides the preset schedule or allocations of the automatic investment plan is subject to the pre-clearance and reporting requirements of this Code of Ethics.

•	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

•
Quarterly transaction reports which duplicate information contained in broker trade confirmations or account statements sent to the Chief Compliance Officer so long as the confirmations or statements are received by the Chief Compliance Officer no later than 30 days after the end of the applicable quarter.

Code of Ethics

C.	Annual Report of Securities Holdings

All Access and Investment Persons must annually provide to the Chief Compliance Officer a report of all securities holdings for which you are a registered owner or in which you have a direct or indirect beneficial ownership interest. The report must include the title and type of the security, and as applicable, the exchange ticker symbol or CUSIP number, the number of shares held and the principal amount of the security. The name of any broker, dealer or bank with whom the Access or Investment Person maintained an account in which any securities were held, and the date the report was submitted must also be reported. The annual report must be submitted by January 31. The information must be current as of a date no more than 45 days before the report was submitted. The annual report must be accompanied by the Annual Code of Ethics Certification attached as Exhibit D.

D.	Duplicate Confirmations and Account Statements

It is strongly recommended that you instruct your broker-dealer to send duplicate trade confirmations of all transactions (excluding transactions in code-exempt securities) and monthly or quarterly account statements in which you have a direct or indirect beneficial ownership to:

Michael D. Schmitz
Chief Compliance Officer
Jayhawk Capital Management, L.L.C.
8201 Mission Road, Suite 110
Prairie Village, KS 66210

Duplicate confirmations and account statements sent to the Chief Compliance Officer may satisfy the quarterly reporting requirements for securities transactions; provided they contain all relevant information and are received by the Chief Compliance Officer by the deadlines previously stated.

Please note that "your broker-dealer" includes both of the following:

à	a broker or dealer with whom you have a securities brokerage account; AND

à	a broker or dealer who maintains an account for a person whose trades you must report because you are deemed to be a direct or indirect beneficial owner.

VI.	Can there be any exceptions to the restrictions?

Yes. The Chief Compliance Officer may grant limited exemptions to specific provisions of the Code of Ethics on a case-by-case basis.

A. How to Request an Exemption

Send a written request to the JCM Chief Compliance Officer detailing your situation.

B. Factors Considered

In considering your request, the Chief Compliance Officer or his designee will grant your exemption request if he is satisfied that:

Code of Ethics

à	your request addresses an undue personal hardship imposed on you by the Code of Ethics;

à	your situation is not contemplated by the Code of Ethics; and

à	your exemption, if granted, would be consistent with the achievement of the objectives of the Code of Ethics.

VII.	Confidential Information

All information about Client securities transactions or holdings, actual or contemplated, is confidential. You must not disclose, except as required by the duties of your employment, securities transactions or holdings of Clients, actual or contemplated, or the contents of any written or oral communication, study, report or opinion concerning any security. These restrictions do not apply to information that has already been publicly disclosed.

VIII.	Fiduciary Relationship

In most instances, you may be deemed to have a fiduciary duty to act in the Client’s best interest at all times and place the Client’s interests first. The determination of whether a fiduciary relationship exists involves complex factual and legal inquiries and determinations. You must refrain from reaching your own conclusions as to whether a fiduciary relationship exists. For general guidance, you should conduct yourself as if you are a fiduciary in your conduct and relationships with Clients.

IX.	Conflicts of Interest

You must seek to avoid any event, transaction or position that might be deemed to create a potential conflict of interest with any Client’s interest. Any variety of activities, events or matters may cause a potential conflict of interest, and if any question exists, the course of action is to refrain from the activity, event or matter.

Certain activities create such a potential for a conflict of interest that JCM prohibits officers, owners and employees of JCM (and contractors) from these activities. You must receive prior written approval before doing any of the following:

à	Negotiate or enter into any business or other transaction with a Client other than pursuant to investment or management agreements.

à
Negotiate or enter into any agreement on behalf of a Client with any business concern doing or seeking to do business with a Client if the officers, owners or employees of JCM (or contractor) has an interest in the business concern.

à	Enter into an agreement, negotiate or otherwise do business on behalf of a Client with a personal friend.

à	Serve on the board of directors of, or act as consultant to, any publicly-traded corporation.

Further, if any person living in the same house with you or related person contemplates any of these listed activities, you must notify the Chief Compliance Officer of such activity. The person living in the same household or related person is prohibited from these activities, and you must so inform such person of such prohibition. You may be subject to disciplinary action, including termination, if the person living in the same house or related person pursues such activity. You may be deemed to be entering into any activity the same as if you were the person living in your house or the related person. Serving on a board of directors of, or acting as a consultant to, any publicly-traded corporation is an exemption to these prohibitions, in which case written notification to the Chief Compliance Officer is required.

Code of Ethics

X.	General Outside Activities

You must obtain prior written approval from the Chief Compliance Officer before engaging in any outside activities, including writing articles for publication, involving Clients, securities, investments, finances or related matters, whether or not compensated for these activities.

Involvement in purely social, religious, educational, charitable, civic, political or fraternal organizations typically does not require prior approval. However, if the involvement entails dealing with funds or securities, prior approval is required. In addition, activities such as seeking elective office require prior approval before any affiliated person may engage in them. In all cases, care must be taken to ensure that these activities do not in any way conflict or interfere with serving JCM’s Clients. Approval to engage in this type of outside activity is obtained by submitting a written memorandum describing the proposed activity to the Chief Compliance Officer, and receiving written approval therefrom.

XI.	Do you have to report violations of the Code of Ethics?

Yes. All persons subject to this Code of Ethics are required to report any violations of the Code of Ethics of which they have knowledge. Reports should be made to Michael D. Schmitz, the Chief Compliance Officer. Failure to make such reports will be construed as a violation of the Code of Ethics.

XII.	What happens if you violate the rules in the Code of Ethics?

The penalties which may be imposed include:

à	formal warning;

à	written reprimand;

à	restriction of trading privileges;

à	disgorgement of trading profits;

à	fine;

à	suspension or termination of employment; AND/OR

à	notification to the Securities and Exchange Commission.

Penalty Factors

The factors which may be considered when determining the appropriate penalty include, but are not limited to:

à	the harm to Client interests;

à	the extent of unjust enrichment;

à	the frequency of occurrence;

à	the degree to which there is personal benefit from unique knowledge obtained through employment or association with JCM;

Code of Ethics

à	the degree of a perceived conflict of interest;

à	evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; AND/OR

à	the level of accurate, honest and timely cooperation from the person subject to the Code of Ethics.

XIII.	Annual Certification of Compliance with the Code

As a condition of your employment or association with JCM, you will be asked to certify annually:

à	that you have read this Code of Ethics;

à	that you understand this Code of Ethics; AND

à	that you have complied with this Code of Ethics.

See the Annual Code of Ethics Certification, Exhibit D.

XIV.	Approval of Code of Ethics

The Boards of Directors/Trustees of the Buffalo Funds shall approve this Code of Ethics, and any material changes subsequently made to it.

Code of Ethics

APPENDIX 1: DEFINITIONS

1.         “Beneficial Ownership” See “Appendix 2: What is Beneficial Ownership?”

2.      “Code-Exempt Security”

A “code-exempt security” is a security in which you may invest without pre-clearing or reporting such transactions with the Chief Compliance Officer of JCM. Because they do not pose a possibility for abuse, transactions in these securities are exempt from the compliance procedures of this Code of Ethics. The following is the current list of “Code-Exempt Securities”:

à	Direct obligations of the Government of the United States.

à	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

à	Shares issued by money market funds.

à	Shares issued by open-end funds other than exchange traded funds (“ETFs”) or reportable funds, as defined below.

à	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

à	Securities which are acquired through an employer-sponsored automatic payroll deduction plan.

à	Securities purchased through dividend reinvestment programs.

à	Futures contracts (and option contracts) on the following: Standard & Poor’s 500 Index; or Standard & Poor’s 100 Index.

Reportable fund means:

i.	Any fund for which JCM serves as an investment advisor as listed in Affiliated Funds, Schedule A.

ii.	Any fund whose investment advisor or principal underwriter controls JCM, is controlled by JCM, or is under common control with JCM.

We may modify this list of securities at any time, please send a written request to JCM to request the most current list.

3. "Initial Public Offering"

"Initial public offering" means an offering of securities for which a registration statement has not previously been filed with the SEC and for which there is no active public market in the shares.

4. "Limited Offering"

"Limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

Code of Ethics

5. "Security"

A “security” includes a great number of different investment vehicles. However, for purposes of this Code of Ethics, "security" includes any of the following:

à	note,
à	stock,
à	any share in the mutual funds listed on the Affiliated Funds, Schedule A.
à	shares of Exchange Traded Funds (“ETFs”)
à	treasury stock,
à	security future,
à	bond,
à	debenture,
à	evidence of indebtedness,
à	certificate of interest or participation in any profit-sharing agreement,
à	collateral-trust certificate,
à	preorganization certificate or subscription,
à	transferable share,
à	investment contract,
à	voting-trust certificate,
à	certificate of deposit for a security,
à	fractional undivided interest in oil, gas or other mineral rights,
à
any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or

à	any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or
à	any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, future on or warrant or right to subscribe to or purchase, any of the foregoing; or

à	in general, any interest or instrument commonly known as a “security.”

Code of Ethics

APPENDIX 2: WHAT IS “BENEFICIAL OWNERSHIP”?

1.    Are securities held by family members “beneficially owned” by me?

Probably. As a general rule, you are regarded as the beneficial owner of securities held in the name of

à	your spouse;

à	your minor children;

à	a relative who shares your home; OR

à	any other person IF:

♦
You obtain from such securities benefits substantially similar to those of ownership. For example, if you receive or benefit from some of the income from the securities held by a friend, you are the beneficial owner; OR

♦	You can obtain title to the securities now or in the future.

2.     Are securities held by a company I own also “beneficially owned” by me?

Probably not. Owning the securities of a company does not mean you “beneficially own” the securities that the company itself owns. However, you will be deemed to  “beneficially own” these securities if:

à	The company is merely a medium through which you (by yourself or with others) in a small group invest or trade in securities; AND
à	The company has no other substantial business.

In such cases, you, and those who are in a position to control the company, will be deemed to “beneficially own” the securities owned by the company.

3.     Are securities held in trust“beneficially owned” by me?

Maybe. You are deemed to “beneficially own” securities held in trust if any of the following is true:

à	You are a trustee and either you or members of your immediate family have a vested interest in the income or corpus of the trust;
à	You have a vested beneficial interest in the trust; OR
à	You are settlor of the trust and you have the power to revoke the trust without obtaining the consent of all the beneficiaries.

As used in this section, the "immediate family" of a trustee means:

à	A son or daughter of the trustee, or a descendent of either;
à	A stepson or stepdaughter of the trustee;
à	The father or mother of the trustee, or an ancestor of either;
à	A stepfather or stepmother of the trustee; and
à	A spouse of the trustee.

    For the purpose of determining whether any of the foregoing relationships exists, a legally adopted child of a person is considered a child of such person by blood.

Code of Ethics

4.     Are securities in pension or retirement plans “beneficially owned” by me?

Probably not. Beneficial ownership does not include indirect interest by any person in portfolio securities held by a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan.

However, your participation in a pension or retirement plan is considered beneficial ownership of the portfolio securities if you can withdraw and trade the securities without withdrawing from the plan.

5.     Examples of Beneficial Ownership

1. Securities Held by Family Members

Example 1: Tom and Mary are married. Although Mary has an independent source of income from a family inheritance and segregates her funds from those of her husband, Mary contributes to the maintenance of the family home. Tom and Mary have engaged in joint estate planning and have the same financial adviser. Since Tom and Mary's resources are clearly significantly directed towards their common property, they shall be deemed to be the beneficial owners of each other's securities.

Example 2: Mike's adult son David lives in Mike's home. David is self-supporting and contributes to household expenses. Mike is a beneficial owner of David's securities.

Example 3: Joe's mother Margaret lives alone and is financially independent. Joe has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. Joe borrows freely from Margaret without being required to pay back funds with interest, if at all. Joe takes out personal loans from Margaret's bank in Margaret's name, the interest from such loans being paid from Margaret's account. Joe is a significant heir of Margaret's estate. Joe is a beneficial owner of Margaret's estate.

2. Securities Held by a Company

Example 4: ABC is a holding company with five shareholders owning equal shares in the company. Although ABC Company does no business on its own, it has several wholly-owned subsidiaries which invest in securities. Stan is a shareholder of ABC Company. Stan has a beneficial interest in the securities owned by ABC Company's subsidiaries.

3. Securities Held in Trust

Example 5: John is trustee of a trust created for his two minor children. When both of John's children reach 21, each shall receive an equal share of the corpus of the trust. John is a beneficial owner of the trust.

Example 6: Jane is trustee of an irrevocable trust for her daughter. Jane is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, Jane is entitled to the corpus. Jane is a beneficial owner of the trust.

Example 7: Tom’s spouse is the beneficiary of an irrevocable trust managed by a third party investment adviser. Tom is a beneficial owner of the trust.

Code of Ethics

SCHEDULE A: AFFILIATED FUNDS

INVESTMENT ADVISER:

JAYHAWK CAPITAL MANAGEMENT, L.L.C.

AFFILIATED INVESTMENT ADVISER:

JAYHAWK PRIVATE EQUITY GP, L.P.

THE FUNDS:

BUFFALO JAYHAWK CHINA FUND

JAYHAWK CHINA FUND (CAYMAN), LTD.

JAYHAWK INSTITUTIONAL PARTNERS, L.P.

JAYHAWK INVESTMENTS, L.P.

JAYHAWK A-SHARE FUND, L.P.

JAYHAWK PRIVATE EQUITY FUND, L.P.

JAYHAWK PRIVATE EQUITY CO-INVEST FUND, L.P.

Code of Ethics

JAYHAWK CAPITAL MANAGEMENT, L.L.C.

EXHIBIT A

SECURITIES TRADING REQUEST AND AUTHORIZATION FORM

1.     Request. I request authorization to enter into the following securities or fund transactions in which I may be deemed to have a beneficial interest.

Name of Company or Fund: _____________________________________________________________________________________

Ticker Symbol: _________           Type of Order:    Buy _____ Sell _____ Other_______ (Explain)

Instructions: _________________________________________________________________________________________________

Broker/Dealer, Bank (Executing Firm): ______________________________________________________________________________

Account Number: _____________________________________________________________________________________________

This transaction will comply with all applicable provisions contained in JCM’s Code of Ethics.

Signature of Affiliated Person: ________________________________________ Date: ______________________________________

Printed Name of Affiliated Person: _____________________________________

2. Approval. The above transaction is approved based on information provided and must be completed within three business days from the date of approval. If the transaction has not been completed in whole or in part, it may only then be executed if approval for such a subsequent execution is given at the discretion of the JCM Chief Compliance Officer upon additional written request by you.

Approval

Signature of Chief Compliance Officer (or senior Portfolio Manager)

_______________________________________________________________  Date  ______________________________________

Code of Ethics

JAYHAWK CAPITAL MANAGEMENT, L.L.C.

EXHIBIT B

INITIAL CODE OF ETHICS REPORT

By my signature below, I verify I have submitted to the Chief Compliance Officer of Jayhawk Capital Management, Inc. (“JCM”) any and all records of any security in which I may have any direct or indirect beneficial ownership, pursuant to the provisions of the JCM Code of Ethics. The reporting of ownership of the securities shall not be construed as an admission that I have any direct or indirect beneficial ownership in the security.

I understand that the Rule requires all securities beneficially owned to be reported not later than 10 days after becoming an Access or Investment Person, as defined in the Code of Ethics. This information reported must be current as of 45 days prior to becoming an Access or Investment Person. The name of the broker, dealer, or bank with which I maintain an account in which I directly or indirectly hold any securities is current as of the date I became an Access or Investment Person. I verify that all such information is true, complete and accurate as of the dates indicated.

Dated this_________ day of______________, ________ .

_________________________________________________________
Signature:

Printed Name: ______________________________________________________

Code of Ethics

JAYHAWK CAPITAL MANAGEMENT, L.L.C.

EXHIBIT C

QUARTERLY SECURITIES REPORTING FORM

For period ending__________________________________________________________________

By my signature below, I verify that I have submitted to the Chief Compliance Officer of Jayhawk Capital Management, Inc. (“JCM”) any and all records of every transaction in any security in which I have, or by reason of such transaction acquire, any direct or indirect beneficial ownership, pursuant to the provisions of the JCM Code of Ethics. The reporting of any transaction shall not be construed as an admission that I have any direct or indirect beneficial ownership in the security.

I understand that the Rule requires all transactions to be reported not later than 30 days after the end of the calendar quarter in which a transaction was effected. I verify that all such information is true, complete and accurate as of the dates indicated.

Dated this________ day of ______________, _________.

_________________________________________________________
Signature:

Printed Name: ______________________________________________________

Code of Ethics

JAYHAWK CAPITAL MANAGEMENT, L.L.C.

EXHIBIT D

ANNUAL CODE OF ETHICS CERTIFICATION

Name: _____________________________________________________________________________________________________

Date of Code of Ethics: ________________________________________________________________________________________

I hereby certify and acknowledge by my signature the following:

1. I have reviewed, read, become familiar with and had an opportunity to ask questions regarding the JCM Code of Ethics.

2. I understand that strict adherence and compliance with all provisions of the Code of Ethics is required, and that failure to do so will subject me to disciplinary action, as determined within the sole and absolute discretion of JCM.

3. I have received pre-clearance for any and all personal securities transactions as required by the Code of Ethics. I have adhered to the further restrictions on my personal securities transactions and other transactions, and I have either refrained from those activities prohibited by the Compliance Manual or received prior approval for the transaction or activity.

4. I have reported all personal securities transaction as required by the Code of Ethics, and such reports are true, complete and accurate as of the dates submitted.

5. All potential conflicts of interest with a client or potential client have been avoided by me. Additionally, I have not entered into any business or other relationship with a client or potential client.

If any of the above assertions can not be made, please explain in detail on a separate sheet of paper and attach it to this Certification.

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Date                                        Signature

        Printed Name: ____________________________________________